STATSURE DIAGNOSTIC SYSTEMS, INC.
                                  June 30, 2006

                                                                      Exhibit 11

                           LOSS PER SHARE CALCULATION

                                       Three months ended June 30,          Six months ended June 30,
                                       ---------------------------          -------------------------
                                            2006             2005              2006           2005
                                            ----             ----              ----           ----
Basic earnings:

Net loss                               $   (7,025,272)  $   (1,536,456)   $ (7,713,054)   $ (4,193,201)
                                       ==============   ==============    ============    ============

Shares:
Weighted common shares outstanding
                                           35,296,871       31,709,491      33,531,300      31,709,491
                                       ==============   ==============    ============    ============

Basic and diluted loss per share
                                       $        (0.20)  $        (0.05)   $      (0.23)   $      (0.13)
                                       ==============   ==============    ============    ============